UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 11, 2025
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Dayforce, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-38467	46-3231686
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3311 East Old Shakopee Road, Minneapolis, MN	55425
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (952) 853-8100
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	DAY	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On September 11, 2025, Dayforce, Inc. (the “Company”) entered into a commitment agreement with Nationwide Life & Annuity Insurance Company and Nationwide Life Insurance Company (collectively, the “Insurer”), under which the Company’s pension plan provided to certain current and former U.S. employees (as amended, the “Plan”) purchased a nonparticipating single premium group annuity contract that will transfer to the Insurer all of the Plan’s defined benefit pension obligations.
The transfer of the Plan’s defined benefit pension obligations is expected to be completed in the third quarter of 2025. The contract covers approximately 6,200 participants and beneficiaries, subject to certain adjustments (the “Transferred Participants”). Under the group annuity contract, the Insurer has made an irrevocable commitment, and will be solely responsible, to pay the pension benefits of each Transferred Participant that are due on and after December 1, 2025. The transaction will not result in any changes to the amount of benefits payable to the Transferred Participants.
The purchase of the group annuity contract will be funded by Plan assets and a cash contribution by the Company of approximately $7 million. As a result of the purchase of the group annuity contract, the Company expects to recognize a one-time non-cash pre-tax pension settlement charge of approximately $170 million to $190 million in the third quarter of 2025. The actual charge will depend on finalization of the actuarial and other assumptions.
Forward-Looking Statements
Statements in this Current Report on Form 8-K concerning the expected pension settlement charges and other financial and non-financial items that are not historical facts are “forward-looking statements” as the term is defined under applicable federal securities laws. Words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those statements. Such risks, trends and uncertainties are, in most instances, beyond the Company’s control, and include the amount of Plan annuitization settlement fees, as well as other risks described in the Company’s Annual Report on Form 10-K and the Company’s other public disclosures and filings with the Securities and Exchange Commission. Forward-looking statements, which speak as of the date of this filing, are not updated to reflect events or circumstances after the date of such statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dayforce, Inc.

Date: September 15, 2025	By:	/s/ William E. McDonald

	Name:	William E. McDonald
	Title:	Executive Vice President, Chief Legal and Compliance Officer, and Corporate Secretary